UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 24, 2010

Altair Nanotechnologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(775) 858-3750

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01     Entry into Material Definitive Agreement

On June 24, 2010, Altairnano, Inc., (the “Company”) a wholly-owned subsidiary of Altair Nanotechnologies Inc. and Proterra Inc. (“Proterra”) entered into an Amended and Restated Master Product Purchase Agreement (the “Master Purchase Agreement”), which amends and restates the prior purchase agreement between the same parties.  Under the Master Purchase Agreement, Proterra has agreed to purchase from the Company battery modules for use in Proterra’s heavy duty vehicles, with actual orders to be represented by individual purchase orders.  The Company has agreed to accept purchase orders from Proterra for a period of 36 months following the date of the Master Purchase Agreement, following which time either party may terminate the Master Purchase Agreement without cause with 60 days notice.  The Company has also agreed that, for twelve months from the effective date of the Master Purchase Agreement and subject to certain conditions, it will not sell similar batteries for heavy duty vehicles to North America-, European-, or South America-based OEM bus manufacturers or their drive system or energy storage system supplies, with certain specified exceptions

If the Company discontinues the sale of products and fails to offer a replacement product, the Proterra will have the right to license Altair’s technology on the terms and conditions of a license agreement attached to the Master Purchase Agreement.  Proterra’s license will only go into effect on, and continue through the duration of, the Company’s failure to offer replacement products, the Company’s entering into bankruptcy, the Company’s liquidation, or the Company’s making a general assignment for the benefit of its creditors.  In conjunction with this obligation, the Company has agreed to place in escrow all non-public technical information reasonably necessary for the manufacture of the battery products being sold to Proterra under the Master Purchase Agreement.  The Master Purchase Agreement also contains such other terms as are generally found in such agreements, such as those dealing with warranties, indemnification, limitation on liability, and confidentiality.

Simultaneous to their execution of the Master Purchase Agreement, the Company and Proterra entered into a Purchase Order No. 3, pursuant to which Proterra has ordered product from the Company under the Master Purchase Agreement in the aggregate value of $4,610,700 spread out over nine product shipments beginning October 31, 2010.  In conjunction with the Purchase Order No. 3, the Company agreed to grant to Proterra a security interest in all of the Company’s inventory, parts and components dedicated by the Company to complete Proterra’s initial order of products.

The foregoing descriptions of the Master Purchase Agreement and Purchase Order No. 3 and attachments thereto are not complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed herewith as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01     Regulation FD Disclosure

On June 24, 2010, the Company issued a press release entitled “Altair Nanotechnologies Signs Long-Term Supply Agreement with Proterra Inc. to Power Proterra's Electric and Hybrid Transit Buses” a copy of which is attached hereto as Exhibit 99.1.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Securities Exchange Act, except as expressly set forth by specific reference in such filing.

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Item 9.01     Financial Statements and Exhibits

(d)           Exhibits.

10.1	Amended and Restated Master Product Purchase Agreement**

10.2	Purchase Order No. 3 and Security Agreement**

99.1
Press release issued by Altair Nanotechnologies, Inc. dated June 24, 2010 entitled “Altair Nanotechnologies Signs Long-Term Supply Agreement with Proterra Inc. to Power Proterra's Electric and Hybrid Transit”

** Certain confidential portions of this exhibit were omitted.  This exhibit, with the omitted information, has been filed separately with the SEC pursuant to an Application for Confidential Treatment under Rule 24b02 under the Securities Exchange Act of 1934.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: June 24, 2010	By /s/ John Fallini
John Fallini, Chief Financial Officer

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